                                                                                         Exhibit 99.1

MasterCraft Boat Holdings, Inc., Announces Leadership Transition

Board Chair Frederick Brightbill Appointed Interim Chief Executive Officer

Terry McNew Steps Down as President and Chief Executive Officer

VONORE, Tenn. – October 30, 2019 – MasterCraft Boat Holdings, Inc. (NASDAQ: MCFT) (the “Company”), parent entity of MasterCraft, NauticStar and Crest, today announced that its Board of Directors has appointed current Board Chair, Frederick A. Brightbill, as Interim Chief Executive Officer, effective immediately. Brightbill’s appointment follows Terry McNew’s decision to step down as President, Chief Executive Officer and a Director of the Company to pursue an opportunity outside of the boating industry. Brightbill is expected to serve until the Company completes a search and appoints a new Chief Executive Officer.

“On behalf of the Board and the entire organization, I would like to thank Terry for his leadership, steadfast dedication and service to MasterCraft over the past seven years,” said Brightbill. “I am excited to take on the role of Interim CEO and work alongside MasterCraft’s long-tenured, industry-veteran leadership team and seasoned and dedicated employees responsible for driving the Company’s culture of innovation, operational excellence and continuous improvement.”

Brightbill, a boating industry veteran, is a Principal of Brightbill Advisors, a management consulting firm, and has served as a member of the Company’s Board of Directors since 2009. He previously served as Principal at Vantage Development and JB Acquisitions. Prior to that, Brightbill served as President of the Aluminum Boat Group at Brunswick Corporation and in various leadership roles at Mercury Marine, including President of the Outboard Business Unit and Integrated Operations Division. He graduated with a B.S. in Finance from the University of Illinois at Urbana-Champaign and received his M.B.A. from the University of Chicago.

While Brightbill assumes the role of Interim CEO effective immediately, McNew will remain with the Company through November 8 to ensure a seamless transition. The Company’s Board is engaging an executive search firm to assist in finding a permanent successor to McNew.

Concluded Brightbill, “As a Board, we’re confident in the Company’s ability to continue to perform through this transition and we remain bullish on the long-term prospects of both the markets we serve and the brands we own. We look forward to updating you on our progress during our fiscal 2020 first-quarter earnings call on November 7th.”

About MasterCraft Boat Holdings, Inc.

Headquartered in Vonore, Tenn., MasterCraft Boat Holdings, Inc. (NASDAQ: MCFT) is a leading innovator, designer, manufacturer and marketer of recreational powerboats through its four brands, MasterCraft, NauticStar, Crest and Aviara. Through these four brands, MasterCraft Boat Holdings has leading market share positions in three of the fastest growing segments of the powerboat industry – performance sport boats, outboard saltwater fishing and pontoon boats – while entering the large, growing luxury day boat segment. For more information about MasterCraft Boat Holdings, and its four brands, visit: Investors.MasterCraft.com, www.MasterCraft.com, www.NauticStarBoats.com, www.CrestPontoonBoats.com, and www.AviaraBoats.com.

Forward-Looking Statements

This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can often be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and include statements in this press release concerning our executive transition and our fiscal 2020 outlook and long-term prospects.

Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including general economic conditions, demand for our products, changes in consumer preferences, competition within our industry, our reliance on our network of independent dealers, our ability to manage our manufacturing levels and our large fixed cost base, the successful integration of Crest Marine, LLC into our business, recent changes to U.S. federal income tax law, the overall impact and interpretation of which remain uncertain, and the successful introduction of our new products. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2019, filed with the Securities and Exchange Commission (the “SEC”) on September 13, 2019 and our other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements. The discussion of these risks is specifically incorporated by reference into this press release.

Any such forward-looking statements represent management's estimates as of the date of this press release. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue or cause our views to change, whether because of new information, future events, changes in assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

IR CONTACTS:

George Steinbarger

MasterCraft Boat Holdings, Inc.

Vice President, Business Development

(423) 884-7141

George.Steinbarger@mastercraft.com

Matt Sullivan

Padilla

(612) 455-1709

Matt.Sullivan@padillaco.com